EXHIBIT 10.47

                    MUTUAL RELEASES AND SETTLEMENT AGREEMENT

It is hereby agreed by and among the parties herein as follows:

1.0      PARTIES & EFFECTIVE DATE OF SETTLEMENT

         1.1 This Settlement Agreement is entered into between and among Plaintiff Warner Bros. Entertainment Inc. ("Plaintiff), on the one hand, and Defendant Interplay Entertainment Corporation, ("Defendant"), on the other hand. The above parties are sometimes referred to in this Settlement Agreement as "the Parties." This Settlement Agreement is effective as of October 13,2003.

2.0      Background Facts

         This Settlement Agreement is made in light of the following facts:

         2.1 On or about October 9, 2003, Plaintiff filed a Complaint captioned WARNER BROS. ENTERTAINMENT INC. V. INTERPLAY ENTERTAINMENT CORPORATION, AND DOES 1 THROUGH 20, INCLUSIVE, Los Angeles County Superior Court, case no. BC 303844. Defendant has not filed an Answer. The case referred to in this paragraph is referred to herein as the "Action."

         2.2 The Action arises from Defendant's default on a certain Amended and Restated Secured Convertible Promissory Note, dated as of April 30,2002 ("Promissory Note") with an original principal sum of Two Million Dollars ($2,000,000.00). Said Promissory Note was secured by certain collateral as defined in a certain Security Agreement, dated as of April 30,2002, (the "Security Agreement")

3.0      Purpose of this Settlement Agreement

         3.1 This Settlement Agreement is entered into in good faith by the Parties to settle all rights, duties, claims, accounts and liabilities between and among them in relation to all claims arising from or relating in any way to any and all facts, issues, claims, causes of action and defenses raised by the Action referenced in paragraph 2.1 above. The settlement evidenced


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by this Settlement Agreement is not to be deemed an admission of liability or an admission of the merit or lack of merit of any claims released herein.

         3.2 In light of the foregoing, the Parties have agreed to settle and finally resolve the Action by payment to Warner Bros. of the remaining principle in the amount of $1,333,333.34 plus interest pursuant to the terms of a Stipulated Judgment as described below, mutual releases, and a dismissal of the Action with prejudice.

4.0      Agreements and Undertakings

         4.1      EXECUTION OF STIPULATION FOR ENTRY OF JUDGMENT

                  4.1.1 Concurrently with the execution of this Settlement Agreement, the Parties herein shall execute a Stipulation for Entry of Judgment. A true and correct copy of this Stipulation for Entry of Judgment is attached hereto as Exhibit "A" and incorporated herein as though set forth in full. This Stipulation will not be filed with the Court except in the event of a default by Defendant as described below.

         4.2      PAYMENT BY DEFENDANT

                  In light of the foregoing and in consideration for the contingent agreement of Plaintiff to dismiss its Complaint against Defendant with prejudice as set forth in P. 4.4.1 below, Defendant agrees and stipulates as follows:

                  4.2.1 Defendant will pay to Plaintiff the sum of One Million Three Hundred Thirty-Three Thousand, Three Hundred Thirty-Three Dollars and Thirty-Four cents ($1,333,333.34) plus interest as follows:

PAYMENT DUE DATE           PRINCIPLE            INTEREST              TOTAL
----------------           ---------            --------              -----

October 31,2003            $87,222.23          112,777.77          200,000.00

November 28,2003          $415,370.37            6,230.56          421,600.93


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                           198-75 SETTLEMENT AGREEMENT


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December 31,2003          $415,370.37            4,153.70          421,600.93

January 30, 2004          $415,370.37            2,076.85          419,524.07

                  4.2.1 All payments set forth above shall be made payable to "Warner Bros. Entertainment Inc." and mailed to Plaintiff at 4000 Warner Blvd., Burbank, California, 91522, Attn: General Counsel.

         4.3      DEFAULT BY DEFENDANT

                  4.3.1 If Defendant fails to make any of the payments within five (5) days of the dates specified above, Defendant will be in default of this Settlement Agreement. Plaintiff may give Defendant written notice of such default, sent by facsimile and first class mail to Interplay Entertainment Corp., 16815 Von Karman Avenue, Irvine, California, 92606, Attn: Corporate Counsel.

                  4.3.2 If the payment has not been made within five (5) days from the date of sending of such default notice, as set forth in P. 4.3.1 above, Defendant will be in default under this Settlement Agreement, and Plaintiff can file the Stipulation for Entry of Judgment, in the form of Exhibit "A" hereto by EX PARTE Application. The Stipulated Judgment will be entered against Defendant in the amount of $1,457,444.45, less any payments made pursuant to the Settlement Agreement. Interest shall accrue on the Stipulated Judgment at the rate of 10% per annum, calculated from the date the Stipulated Judgment is entered and until the date the Stipulated Judgment is paid in full.

                  4.3.3 Once the Stipulated Judgment is entered, Plaintiff may record the Stipulated Judgment and proceed with any available legal remedy to collect the Stipulated Judgment including enforcement of its right under the Promissory Note and the Security Agreement dated as of April 30, 2002. Plaintiff will be entitled to recover all actual attorneys' fees and costs incurred in enforcing the Stipulated Judgment.

         4.4      DISMISSAL BY PLAINTIFF

                  4.4.1 Within twenty (20) days of the receipt of the final payment specified above, Plaintiff agrees to file with the Clerk of the Superior Court a request for dismissal with prejudice of the Complaint.

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                           198-75 SETTLEMENT AGREEMENT


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5.0      RELEASES

         5.1 Except as explicitly set forth in this Settlement Agreement, and with the exception of any and all remedies authorized by law with respect to this Settlement Agreement, Interplay Entertainment Corp., and each and all of its successors in interest, predecessors in interest, parent companies, divisions, affiliates, subsidiaries, partners, officers, directors, shareholders, employees, heirs, assigns, beneficiaries, agents and representatives, will, and hereby do, release, discharge and covenant not to sue Warner Bros. Entertainment, Inc. and its successors in interest, predecessors in interest, parent companies, subsidiaries, affiliates, divisions, officers, directors, shareholders, partners, representatives, insurers, heirs, assigns, beneficiaries, attorneys, employees and agents, and each of them, from any and all claims, losses, debts, charges, damages, demands, obligations, causes of action, lawsuits, liabilities, breaches of duty, misfeasance, malfeasance, promises, controversies, contracts, judgments, awards, penalties, costs, and expenses, of whatever nature, type, kind, description or character, whether known or unknown, which have ever existed or which do exist, arising from or relating in any way to any and all facts, issues, claims, causes of action and defenses raised by or in, or that could have been raised by or in, the Action referenced in P. 2.1.

         5.2 Except as explicitly set forth in this Settlement Agreement, and with the exception of any and all remedies authorized by law with respect to this Settlement Agreement, and contingent on compliance by Interplay with the obligations set forth in paragraph 4.2 herein, Warner Bros. Entertainment Inc., and each and all of its successors in interest, predecessors in interest, parent companies, divisions, affiliates, subsidiaries, partners, officers, directors, shareholders, employees, heirs, assigns, beneficiaries, agents and representatives, will, and hereby do, release, discharge and covenant not to sue Interplay Entertainment Corp. and its successors in interest, predecessors in interest, parent companies, subsidiaries, affiliates, divisions, officers, directors, shareholders, partners, representatives, insurers, heirs, assigns, beneficiaries, attorneys, employees and agents, and each of them, from any and all claims, losses, debts, charges, damages, demands, obligations, causes of action, lawsuits, liabilities, breaches of duty, misfeasance, malfeasance, promises, controversies, contracts, judgments, awards, penalties,


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                           198-75 SETTLEMENT AGREEMENT
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 costs, and expenses, of whatever nature, type, kind,  description or character, whether known or unknown, which have ever existed or which do exist, arising from or relating in any way to any and all facts, issues, claims, causes of action and defenses raised by or in, or that could have been raised by or in, the Action referenced in P. 2.1.

6.0      Matters Not Released Herein

         6.1 Notwithstanding anything else in this Settlement Agreement to the contrary, the Parties hereto do not release any matters relating to adherence to and the enforcement of this Settlement Agreement. Nor does Warner Bros, release any of its rights under the Promissory Note, including its conversion rights, or its rights under the Security Agreement, both of which remain in full force and effect until Interplay has satisfied its obligations under the Promissory Note in full.

7.0      Waiver of Rights Under Civil Code Section 1542

         7.1 The Parties declare that they understand the full nature, extent, and import of Section 1542 of the California Civil Code and of this entire Settlement Agreement, and have sought and obtained the advice of counsel with respect to that statute and this Settlement Agreement. Accordingly, with respect to the released matters, the Parties hereby waive and relinquish any and all rights or benefits that they may have under the provisions of Section 1542 of the California Civil Code, which reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         7.2 In connection with this waiver and relinquishment, each of the Parties acknowledges that it may later be discovered that there are facts in addition to or different from those that it now knows or believes to be true with respect to the subject matter of this Settlement Agreement. The Parties also recognize the possibility that, in the future, damages may be suffered related to the subject matter of this Settlement Agreement that are not currently known. Fully recognizing these possibilities, it is the Parties' intention to fully, finally, and forever settle

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                           198-75 SETTLEMENT AGREEMENT
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and  release all  disputes  and  differences,  known or  unknown,  suspected  or unsuspected, that now exist, may exist, or heretofore have existed with respect to the released matters. In furtherance of this intention, the releases given in this Settlement Agreement, once effective, shall be and shall remain in effect as a full and complete general release of the released matters notwithstanding the discovery or existence of such additional or different facts or damages. The Parties agree that this Settlement Agreement shall not be subject to termination or rescission by virtue of any difference in facts.

8.0      WARRANTIES OF AUTHORITY AND NONASSIGNMENT

         8.1 Each of the Parties to this Settlement Agreement warrants that said Party has full authority to enter into this Settlement Agreement, to make the Releases set forth in this Settlement Agreement, and to enter into the undertakings and obligations set forth in this Settlement Agreement. The Parties hereby warrant that they have not assigned their respective claims to any other party or person.

         8.2 Each of the Parties to this Settlement Agreement hereby warrants and represents that the person executing this Settlement Agreement on its behalf is fully authorized to do so, and that the authorized agents of each Party have taken all steps required by law or the Parties' bylaws to grant the signatory said authority.

9.0      FURTHER REPRESENTATIONS AND WARRANTIES

         9.1 In entering into this Settlement Agreement, the Parties represent and warrant that they have fully discussed and reviewed all aspects of this Settlement Agreement with their counsel; that they have carefully reviewed and understand all of the provisions of this Settlement Agreement; and that they are freely, knowingly, and voluntarily entering into this Settlement Agreement without any form of duress.

10.0     PERFORMANCE OF AGREEMENT

         10.1 The Parties each agree to do all the things necessary or convenient to carry out and effectuate the terms of this Settlement Agreement, and agree not to do or fail to do anything, directly or indirectly, that will interfere with the terms and conditions thereof.



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                           198-75 SETTLEMENT AGREEMENT
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11.0     CONTINUING JURISDICTION

         11.1 The Parties agree and acknowledge that, pursuant to California Code of Civil Procedure Section 664.6, the Los Angeles County Superior Court shall retain continuing jurisdiction over this action for the purpose of enforcing any and all terms of this Settlement Agreement. Any breach of any provision of this Settlement Agreement shall be subject to appropriate relief, as determined by the Court, and any Party may institute an action with the Court for enforcement of any provision of this Settlement Agreement. In the event that any such action for enforcement of this Settlement Agreement becomes necessary, the prevailing Party shall be entitled to its reasonable attorney's fees and costs.

12.0     SUCCESSORS IN INTEREST

         12.1 This Settlement Agreement, including the Releases herein contained, shall be binding upon and inure to the benefit of each of the Parties hereto and each of their successors in interest, including heirs, assigns, and beneficiaries.

13.0     MUTUALLY DRAFTED SETTLEMENT AGREEMENT

         13.1 Each of the Parties hereto has been fully and competently represented by counsel of its own choosing in the negotiations and drafting of this Settlement Agreement. Accordingly, the Parties agree that the rule of construction of contracts resolving any ambiguities against the drafting Party shall be inapplicable to this Settlement Agreement. Further, each Party hereto acknowledges that it has read this entire Settlement Agreement and fully understands its terms, conditions and effects.

14.0     CALIFORNIA LAW

         14.1 All questions with respect to the construction of this Settlement Agreement, and the rights and liabilities of the Parties hereto, shall be governed by the laws of the State of California, and venue shall lie in Los Angeles County.

15.0     ENTIRE AGREEMENT

         15.1 This Settlement Agreement contains the entire agreement of the Parties and may not be modified or amended except by a further document in writing and signed by the



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                           198-75 SETTLEMENT AGREEMENT
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Parties.  None of the Parties is relying  upon any  promise,  representation  or statement not contained within this Settlement Agreement.

16.0     HEADINGS

         16.1 Section Headings are for convenience only and are not part of the Settlement Agreement.

17.0     COUNTERPARTS

         17.1 The Parties may execute this Settlement Agreement in counterparts, each one of which will be an original or the equivalent thereof. Signatures by facsimile are binding, and the Parties will exchange duplicate original signatures promptly after execution of this Agreement.

18.0     SEVERABILITY

         18.1 If any provision in this Settlement Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

19.0     GENDER AND NUMBER

         19.1 Wherever the context so requires, the singular shall include the plural; the plural shall include the singular; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.


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                           198-75 SETTLEMENT AGREEMENT

         IN WITNESS WHEREOF, the Parties hereto have agreed to and executed this Settlement Agreement.


DATED: October 23, 2003                INTERPLAY ENTERTAINMENT CORP.,
                                       a Delaware corporation


                                       By:     /s/ Phil Adam
                                               -----------------------
                                       Name:   Phil Adam
                                       Its:    President


DATED: October 31, 2003                WARNER BROS. ENTERTAINMENT INC.,
                                       a Delaware Corporation


APPROVED AS TO FORM:                   By:     /s/ John A. Schulman
                                               -----------------------
DATED:  October 28, 2003               Name:   John A. Schulman
                                       Its:    Exec. VP & General Counsel



                                       CALDWELL, LESLIE, NEWCOMBE & PETTIT
                                       A Professional Corporation Christopher G.
                                       Caldwell Joan Mack


                                       By      /s/ Joan Mack
                                               -----------------------
                                               JOAN MACK
                                               Attorneys for WARNER BROS.
                                               ENTERTAINMENT, INC.

DATED:October 23, 2003



                                       By      /s/
                                               -----------------------
                                               Attorneys for INTERPLAY
                                               ENTERTAINMENT CORP.


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                           198-75 SETTLEMENT AGREEMENT

1  CALDWELL, LESLIE, NEWCOMBE & PETTIT
   CHRISTOPHER G. CALDWELL, State Bar No. 106790
2  JOAN MACK, State Bar No. 180451
   A Professional Corporation
3  1000 Wilshire Blvd., Suite 600
   Los Angeles, California 90017
4  Telephone: (213) 629-9040
5  Facsimile: (213) 629-9022





6  Attorneys for Plaintiff WARNER BROS.
   ENTERTAINMENT INC.
7
8                     SUPERIOR COURT OF THE STATE OF CALIFORNIA
9                            FOR THE COUNTY OF LOS ANGELES
10
11 WARNER BROS. ENTERTAINMENT INC.,            Case No. BC 303844
12          Plaintiff,
        V. STIPULATION FOR ENTRY OF JUDGMENT 13 INTERPLAY ENTERTAINMENT CORPORATION,
   a Delaware corporation, and
14 DOES 1-20,
15
16 Defendants.
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28                                EXHIBIT C
CALDWELL,
  LESLIE,
 NEWCOMBE
  &PETTIT
--------------------------------------------------------------------------------


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         IT  IS  HEREBY   STIPULATED  by  and  between  Plaintiff  Warner  Bros.
Entertainment Inc. ("Plaintiff"), on the one hand, and Defendant Interplay Entertainment Corporation, ("Defendant"), on the other hand, that judgment may be entered in the above-captioned action without further order or further notice of hearing in favor of Plaintiff and against Defendant, as follows:

         1. The Parties hereto have provided for payment by Defendant to Plaintiff per that certain Settlement Agreement dated as of October 13, 2003 (the "Settlement Agreement"), as follows: Defendant will pay to Plaintiff(l) Two Hundred Thousand Dollars ($200,000.00) on or before October 31, 2003; (2) Four Hundred Twenty-One Thousand Six Hundred Dollars and Ninety-Three Cents ($421,600.93) on or before November 28,2003; (3) Four Hundred Nineteen Thousand Five Hundred Twenty-Four Dollars and Seven Cents ($419,524.07) on or before December 31, 2003; and (4) Four Hundred Seventeen Thousand Four Hundred Forty-Seven Dollars and Twenty-Two Cents ($417,447.22) on or before January 30,2004. Should a default occur under the terms of the Settlement Agreement, Plaintiff is entitled to recover against Defendants a judgment in the amount of One Million Four Hundred Fifty-Eight Thousand Five Hundred Seventy-Two Dollars and Twenty-Two Cents ($ 1,458,572.22), as set forth in the Settlement Agreement, less credit for any amounts paid pursuant to the terms of the Settlement Agreement. Simple interest at the rate of 10% per annum shall accrue on the unpaid principal balance of the judgment calculated from the date the unpaid amount became due.

         2. Plaintiff and Defendant agree that the Stipulated Judgment in the form attached hereto as Exhibit "1" may be filed with the Court if Defendant fails to comply with the payment terms of the Settlement Agreement.

         3. The Stipulated Judgment referred to herein shall be entered and become final for all purposes upon entry of judgment, and Defendant expressly waives any right it may have to appeal therefrom.

         4. Defendant waives notice of hearing re entry of judgment and agrees that Stipulated Judgment can be entered on an EX PARTE application of Plaintiff supported by a declaration setting forth the amount of the Stipulated Judgment.


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                                                        STIPULATION FOR JUDGMENT
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         5.       In the  event  the  Stipulated  Judgment  is  entered  against
Defendant, Plaintiff is entitled to costs and actual attorneys' fees incurred in obtaining and enforcing the Stipulated Judgment against the party or parties against whom judgment is entered, the amount of which may be established by Plaintiff in the declaration submitted in support of any EX PARTE application to enter judgment. Such costs shall include, but shall not necessarily be limited to, all items listed under Section 1033.5(a) and Section 1033.5(b) of the California Code of Civil Procedure in effect on the date of this Settlement Agreement.

         6. The terms and conditions of this Stipulation shall be enforceable under Code of Civil Procedure ss. 664.6, and the Los Angeles County Superior Court shall retain continuing jurisdiction over this action for the purpose of enforcing any and all terms of the Stipulation and Settlement Agreement.



          IT IS SO STIPULATED.


 DATED: October 23,2003
                                               INTERPLAY ENTERTAINMENT CORP.




 DATED: October 31,2003
                                               WARNER BROS. ENTERTAINMENT INC




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APPROVED AS TO FORM:

DATED: October 23, 2003                By:     /s/
                                               ---------------------------
                                               Attorneys for INTERPLAY
                                               ENTERTAINMENT CORP.



DATED: October 28, 2003

                                       CALDWELL, LESLIE, NEWCOMBE & PETTIT
                                       A Professional Corporation CHRISTOPHER G.
                                       CALDWELL JOAN MACK


                                       By      /s/ Joan Mack
                                               ---------------------------
                                               Attorneys for WARNER BROS.
                                               ENTERTAINMENT INC.


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                                                        STIPULATION FOR JUDGMENT